                                                                    Exhibit 99.3

LESSOR:
COMMERCIAL MONEY CENTER
27092 Banbury Drive               NOTICE: THIS IS A NONCANCELABLE,
Valley Center, CA 92082           BINDING CONTRACT CONSISTING OF ALL TERMS ON
(760) 749-0323                    BOTH SIDES. IT CONTAINS IMPORTANT TERMS AND
FAX (760) 749-5935                CONDITIONS AND HAS LEGAL AND FINANCIAL
                                  CONSEQUENCES TO YOU. PLEASE READ IT CAREFULLY;
                                  FEEL FREE TO ASK QUESTIONS BEFORE SIGNING.

------------------------------------------------------------------------------------------------------------------------------
  EQUIPMENT LEASE AGREEMENT                980307

  DESCRIPTION OF EQUIPMENT (Include all attachments)                       SERIAL NUMBER
  See Attached Exhibit "A" Hereto* And Made A Part Hereof

  VENDOR'S NAME
------------------------------------------------------------------------------------------------------------------------------
  SCHEDULE OF RENTAL PAYMENTS
  TERM OF LEASE (IN MONTHS)             TOTAL NUMBER OF RENTAL PAYMENTS         AMOUNT OF EACH PAYMENT         ADVANCE RENTAL
  63                                    63                                      $3,555.24                       $10,665.72
  PAYMENT FREQ. Monthly                                                         (Includes Tax)

  LEASING CUSTOMER (Lessee): (Complete Legal Name. If a corporation, use EXACT registered corporate name.)

  Company Name       INTERNATIONAL FOAM SOLUTIONS, Inc.
  Billing Address    430 Congress Dr. 50-E
                     Del Ray Beach, FL 33445
  County             Palm Beach
  Equip Location     Same

YOU (THE LEASING CUSTOMER) ARE REQUESTING THE LEASING COMPANY ("WE", "US" OR
"OUR") TO PURCHASE THE ABOVE EQUIPMENT FOR YOUR USE. TO INDUCE US TO MAKE THIS
PURCHASE, YOU HAVE AGREED TO THE FOLLOWING IMPORTANT TERMS AND CONDITIONS.

1. LEASE. You agree to lease from us and we agree to lease to you the equipment identified above together with any replacement parts, additions or repairs (the
"Equipment") under the terms stated in this Equipment Lease Agreement (the
"Lease"). You authorize us to correct obvious errors in this Lease and to insert the Lease number, the serial numbers and other data identifying the Equipment and other missing terms above (if any) following your execution of this Lease.

                   LEASE AGREEMENT CONTINUES ON REVERSE SIDE

By Signing this Lease, you acknowledge and agree that: (i) you have had an opportunity to discuss the terms and conditions in this Lease with us before signing this document; (ii) you have read and understand the terms and conditions on the front and back of this Lease; (iii) this Lease is a Net LEASE that cannot be terminated or canceled; (iv) you have an unconditional obligation to make all payments due under this lease and you cannot withhold, set-off or reduce such payments for any reason; (v) the person signing below is a corporate officer, partner, member or proprietor of yours and is authorized to sign this lease and bind you; (vi) this Lease contains the entire agreement between the parties and no other oral or written agreements are in effect; and (vii) this Lease may not be amended except by a written agreement signed by both parties, their successors and assigns.

------------------------------------------------------------------------------------------------------------------------------
 SIGNATURE                                                             DATE                       TELEPHONE NO.  (Area Code)

 X /s/

 International Foam Solutions, Inc.                                   3/23/98                           561-272-6900
------------------------------------------------------------------------------------------------------------------------------

PERSONAL GUARANTY

To induce the above leasing company ("Leasing Company") to make this Lease and purchase the equipment for the above leasing customer ("customer"), knowing that the Leasing Company is relying on this guaranty as a precondition to making this Lease, I (or if more than one, then all of us, jointly and severally)
INDIVIDUALLY, PERSONALLY, ABSOLUTELY AND UNCONDITIONALLY GUARANTY to the Leasing
Company (and any person or firm the Leasing Company may transfer its interest to) all payments and other obligations owed by the Customer to the Leasing
Company under the Lease and any add-on leases and future leases between Leasing
Company and Customer, including but not limited to the Leasing Company's attorneys fees and legal costs incurred in enforcing the Lease. I will also pay all reasonable costs and fees incurred by the Leasing Company in enforcing this Guaranty. Accounts settled between the Leasing Company and the Customer will bind me. I waive notice of acceptance hereof and all other notices or demands of any kind to which I may be entitled and consent to the granting of extensions of time of payments to Lessee and other obligors and guarantors and to any other amendments or adjustments in the terms of this lease. I waive notice of demand and notice of default, and I agree that the Leasing Company may proceed directly against me first proceeding against the Customer or the security (including the equipment). This guaranty shall be governed by the state where the Lessor is located. I FREELY CONSENT TO PERSONAL JURISDICTION OF THE APPLICABLE
JURISDICTION AND I WAIVE TRIAL BY JURY. This Guaranty will bind my heirs, representatives and successors.


------------------------------------------------------------------------------------------------------------------------------
 SIGNATURE (INDIVIDUALLY; NO TITLES)   DATE                           SIGNATURE (INDIVIDUALLY; NO TITLES)      DATE

 X /s/  Harvey Katz                                                      /s/ IOVINO, CLAUDIA                   3/23/98
------------------------------------------------------------------------------------------------------------------------------
 Harvey Katz                                  3/23/98                  IOVINO, CLAUDIA

                                                                           SIGN




WITNESS: X /s/
DATE:    3/23/98

                                        LEASE AGREEMENT CONTINUES ON NEXT PAGE

2. TERM. You agree this lease will not start until we sign it. Once it starts, you agree it will continue for the full term shown on the reverse side and any extension term ("Term").


3. RENT. You agree to pay us monthly rent for the full Term in the amount shown on the reverse side. That amount is based on the estimated cost of all Equipment and you agree it may be adjusted upward or downward if the actual cost exceeds or is less than this estimate. The monthly due date and the due date for the first payment will be set by us but will not be more than 30 days from the day you accept delivery of the Equipment. We may charge you a partial payment for the time between the delivery date and the date the first regular payment is due. If all or any part of a payment is late, we may charge you a late fee of $10.00 or 12% of the amount that is late, whichever is more. Time is of the essence with respect to all payments due and all of your other obligations under the Lease. You have no right of prepayment.


4. ADVANCE RENT. To secure your obligations to us, you will pay the advance rent amount shown on the reverse side at the time you sign this Lease. If the Lease is never finalized for reasons that are not our fault, we may keep the deposit to pay for our administrative costs. If any part of the deposit is remaining at the end of the Term and you have complied with all of your obligations, we will return the remainder to you without interest.


5. DELIVERY. You agree that we are not responsible for delivery or installation of the Equipment. You will not have any claim against us if the manufacturer or supplier (collectively called "Vendor" in this Lease) delays in delivery or installation, or if the Equipment is unsatisfactory for any reason.


6. SELECTION AND PURCHASE OF EQUIPMENT. You understand and agree that: (A) WE DID NOT SELECT, MANUFACTURE, SUPPLY OR INSPECT THE EQUIPMENT AND HAVE NO EXPERTISE REGARDING THE EQUIPMENT; (B) YOU SELECTED THE VENDOR AND THE EQUIPMENT BASED ON YOUR OWN JUDGMENT; (C) WE ARE BUYING THE EQUIPMENT AT YOUR REQUEST ONLY FOR THE PURPOSE OF LEASING IT TO YOU; (D) YOU AGREE THAT THIS LEASE QUALIFIES AS A "FINANCE LEASE" AS THAT TERM IS DEFINED IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE ("UCC"); (E) Before signing this Lease, you approved the supply contract (if any) between us and the Vendor; and (F) You have been advised in writing (or are now advised in this Lease) that you may have rights against the Vendor under the supply contract (if any) and that you may contact the Vendor to find out what these rights against the Vendor are (if any).


7.  IMPORTANT CONDITIONS.  You understand and agree that:
(A) THE LEASE CANNOT BE CANCELED BY YOU AT ANY TIME FOR ANY REASON;
(B) YOUR DUTY TO MAKE THE PAYMENTS IS UNCONDITIONAL DESPITE EQUIPMENT FAILURE, DAMAGE, LOSS OR ANY OTHER PROBLEM;
(C) WE ARE LEASING THE EQUIPMENT TO YOU "AS IS" AND WE HAVE MADE NO REPRESENTATION, GUARANTEE OR WARRANTY, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) REGARDING THE EQUIPMENT. WE DISCLAIM ALL SUCH WARRANTIES OR GUARANTEES OF ANY KIND. We agree to transfer to you all warranties IF ANY made by the Vendor to us:
(D) WE WILL NOT BE LIABLE FOR ANY LOSS OR INJURY TO YOU OR ANY OTHER PERSON OR PROPERTY (including lost profits and consequential, incidental or special damages) CAUSED BY THE EQUIPMENT OR ITS FAILURE TO OPERATE;
(E) To the extent permitted by applicable law, YOU WAIVE ANY RIGHTS WHICH WOULD ALLOW YOU TO: (1) cancel or repudiate the Lease; (2) reject or revoke acceptance of the Equipment; (3) grant a security interest in the Equipment; (4) accept partial delivery of the Equipment; (5) "cover" by making any purchase or lease of substitute equipment; and (6) seek specific performance against Leasing Company.
(F) YOU UNDERSTAND THAT WE AND THE VENDOR ARE TWO SEPARATE AND INDEPENDENT COMPANIES AND THAT NEITHER THE VENDOR NOR ANY OTHER PERSON IS OUR AGENT. YOU AGREE THAT NO REPRESENTATION, GUARANTEE OR WARRANTY BY THE VENDOR OR OTHER PERSON IS BINDING ON US, AND NO BREACH BY THE VENDOR OR OTHER PERSON WILL EXCUSE YOUR OBLIGATIONS TO US. YOU ALSO UNDERSTAND THAT ONLY AN OFFICER IS AUTHORIZED TO WAIVE OR ALTER ANY OF THE TERMS OF THIS LEASE.
(G) IF THE EQUIPMENT DOES NOT WORK AS REPRESENTED BY THE VENDOR, OR IF THE VENDOR OR ANY OTHER PERSON FAILS TO PROVIDE ANY SERVICE, OR IF THE EQUIPMENT IS UNSATISFACTORY FOR ANY OTHER REASON, YOU WILL MAKE ANY SUCH CLAIM SOLELY AGAINST THE VENDOR OR OTHER PERSON AND WILL MAKE NO CLAIM AGAINST US.


8. REPAIRS AND SERVICE. You understand that we are not responsible for repairs or service to the Equipment. You will keep the Equipment in good condition and will service the Equipment as and when needed. All replacement parts and additions will become our property.


9. USE. YOU CERTIFY THAT THE EQUIPMENT WILL BE USED SOLELY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. You will not (a) make any alterations to the Equipment, (b) will not allow it to be used by anyone but your employees; or (c) move it to any other location without our written permission. You will not attach the Equipment to any real estate.


10. RISK OF LOSS; DAMAGE; INSURANCE. You are responsible for any loss, destruction or damage to the Equipment from any cause at all, whether or not insured, from the time the Equipment is shipped to you until it is returned to us. NO SUCH LOSS OR DAMAGE SHALL IMPAIR YOUR OBLIGATIONS UNDER THIS LEASE, WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT. You will keep the equipment insured against all risks of loss in an amount not less than the replacement cost, and will list us as the loss payee. If required, you will also carry public liability insurance listing us as additional insured in amounts acceptable to us. You agree to provide us with satisfactory written evidence of all such insurance. YOU AGREE THAT IF YOU FAIL TO OBTAIN SUCH INSURANCE, WE MAY (BUT ARE NOT OBLIGATED TO) OBTAIN IT AND CHARGE YOU A FEE IN WHICH CASE, WE WILL BE THE SOLE INSURED PARTY AND YOU WILL HAVE NO RIGHTS UNDER THE INSURANCE POLICY. In addition, because of the increased risk of loss to us when the equipment is not insured, you agree to pay us each month a risk charge stipulated at 0.25% of our original cost of the Equipment until you provide adequate proof of insurance; however, you agree that while you have no right to any insurance benefits from us, you are still liable for all losses, and such risk charge is not a substitute for the insurance requirements under this Lease.
YOU HEREBY GIVE US POWER OF ATTORNEY TO APPLY FOR INSURANCE BENEFITS AND TO ENDORSE CHECKS RECEIVED IN PAYMENT.


11. TAXES AND OTHER FEES. You agree this is a "net" lease and agree to pay us upon demand for all taxes (including sales, use, personal property and other taxes) and other fees of any kind which may be charged regarding the leasing, use or ownership of the Equipment. With regard to yearly taxes and fees, such as personal property tax, we may charge you once a year or estimate the amount of the yearly charge and bill you monthly for a portion.


12. INDEMNITY. You agree to defend us against and indemnify (reimburse) us for all claims, liabilities, costs and legal fees arising out of the leasing, use or possession of the Equipment, including claims for property damage or injury to persons. This promise will continue after the end of the Lease Term.


13. TITLE. You understand that we will have sole title to the Equipment during the entire Lease Term, and you agree this is a "true lease" and not one intended as security for purposes of Section 1-20(37) of the Uniform Commercial Code. YOU HEREBY GIVE US POWER OF ATTORNEY TO SIGN AND FILE FINANCING STATEMENTS, AND YOU AGREE TO PAY OUR FILING FEES. If this Lease is ever determined to be other than a true lease, you hereby grant to us a security interest in the Equipment and agree that the financing statements will create a perfected security interest in our favor. You will not allow any liens or encumbrances to be placed on the Equipment.


14. DEFAULT. You agree that we may declare you in default if you (a) fail to make any payment for a period of 20 days after the due date; (b) do not comply with any other term of this Lease or any other agreement you have with Leasing Company; (c) any action is brought against you causing the Equipment to be taken or encumbered; (d) you die, become insolvent, make or consent to an assignment for the benefit of creditors, file or have filed against you a bankruptcy, sell all or substantially all your assets, make or consent to the appointment of a receiver or trustee, or go out of business. If any of these defaults occurs, you agree that we may take one or both of the following actions, in addition to other actions available under law
(A) terminate the Lease and/or sue for; (1) past due rent and all future rent to become during the unexpired Term; (2) the residual value placed on the Equipment by us at the commencement of the Lease; (3) all late fees and any other charges due and to become due; and (4) the costs listed in Section 15 below; AND
(B) enter the Equipment site and repossess the Equipment or sue for a repossession court order. Following repossession; (1) All of your rights to the equipment will end; (2) we may remarket the Equipment without advance notice to you; and (3) we may also sue for the amounts listed in Section 14(A) above without first remarketing the Equipment. You agree that we are not required to repossess and remarket the equipment, and you waive any rights under any law that provides otherwise.


15. RECOVERY COSTS. You agree to pay all of our recovery costs after a default, including (1) attorney's fees equal to 25% of the amount of our claim or $1,500, whichever is greater; (2) reasonable attorney's fees for getting a repossession order; (3) costs of suit; (4) $250 to cover our internal collection overhead; (5) $225 to cover our internal repossession and remarketing overhead if an internal repossession is made or attempted; and (6) all other reasonable out-of-pocket costs. You agree now that the above amounts are good and reasonable predictions of what our actual costs and overhead will be and are not penalties.


16. RETURN OF EQUIPMENT. At the end of the Lease term, or if you are in default and we make a written request, you will, at your expense, return the Equipment to us at a reasonable place to be designated by us. You agree to have the risk of loss during transit. If you fail to return the Equipment within 10 days after the end of the Term, you agree that we will have the option of extending the Lease on an additional month-to-month basis under the same terms stated in this document. You agree to pay us for any damage done to the Equipment during the Term beyond "ordinary wear and tear". You understand that any person who refuses to return or prevents us from repossessing the Equipment may be personally liable for conversion.


17. ASSIGNMENT; SUBLEASE. BECAUSE THIS LEASE WAS GRANTED TO YOU ON THE STRENGTH OF YOUR OWN CREDIT, YOU AGREE THAT YOU MAY NOT SELL OR ASSIGN (TRANSFER) ANY OF YOUR INTEREST UNDER THE LEASE TO ANY OTHER PERSON OR SUB-LEASE ANY OF THE EQUIPMENT. You agree that we may assign (transfer) any or all of its interest under this Lease and/or the Equipment to a new owner or a secured party at any time without prior notice to you, and such new owner or secured party may also assign its rights. If that happens, you agree that the new owner or secured party will have the same rights we had under this Lease but will not have to perform any of our obligations (in which case we will keep those obligations). You also agree that the rights of the new owner or secured party will not be subject to any claims, defenses or set-offs that you may have against us or any other person. You agree that any transfer by us would not materially change your obligations under the lease or substantially increase your risks.


18. GOVERNING LAW. AS USED IN THIS PARAGRAPH 18, "APPLICABLE JURISDICTION" MEANS THE STATE, AS THE SAME MAY CHANGE FROM TIME TO TIME, WHERE THE HOLDER OF THE LESSOR'S INTEREST IN THIS LEASE MAINTAINS ITS PRINCIPAL OFFICE RESPONSIBLE FOR ADMINISTERING THIS LEASE. THIS LEASE AND ANY GUARANTY HEREOF SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE APPLICABLE JURISDICTION APPLICABLE TO LEASE AND GUARANTY AGREEMENTS RESPECTIVELY, MADE AND TO BE FULLY PERFORMED IN THE APPLICABLE JURISDICTION.


19. LESSEE'S REPRESENTATIONS. You represent to us that (1) you have complete power and are properly authorized to enter into this Lease; (2) the Lease is legal, valid, binding on you and enforceable against you in accordance with its terms; (3) all information supplied by you or your agents (for example, the Vendor) to us, including all financial information is true, correct and complete. YOU HEREBY AUTHORIZE LEASING COMPANY TO SHARE AND EXCHANGE WITH ANY OF ITS AFFILIATES CREDIT AND OTHER INFORMATION IT HAS OBTAINED ON YOU AND YOUR BUSINESS.


20. FAXED AND COPIED DOCUMENTS. The parties intend and agree that a carbon copy, photocopy or facsimile of this document with their signature thereon shall be treated as an original and shall be deemed to be as binding, valid, genuine and authentic as an original-signature document for all purposes, including all matters of evidence and the "best evidence" rules.


21. Lessee understands and agrees that Lessor at their option may obtain a surety bond from an insurance company that guarantees Lessees obligation in this lease. All costs for the bond(s) shall be paid by the Lessor to execute such instruments in the place and stand of Lessee as may be necessary to obtain such surety bond. Lessee hereby authorizes lessor to execute such instruments in the place and stead of lessee as may be necessary to obtain such surety bond. Lessee specifically authorizes lessor to execute and deliver a nonrevocable indemnity agreement to the surety obligating the lessee to the surety for monies due in this lease.


22.  I HAVE READ AND UNDERSTAND THE ABOVE PARAGRAPH. INITIALS  /s/
                                                             -----------------
HARVEY KATZ & IOVINO, CLAUDIA
                     INITIALS /s/
                             ------

ACCEPTED BY LESSOR:

By: /s/ Harvey Katz   Title: CEO  Date: 3-23-98  Lease #:
   ----------------          ---       --------          ---------------

                        DELIVERY AND ACCEPTANCE RECEIPT

LESSEE: INTERNATIONAL FOAM SOLUTIONS, INC.

VENDOR:

Lessee hereby represents, warrants and certifies:


1. All the equipment described on the Lease Agreement or on any attached schedule has been delivered to the Lessee and properly installed; the Equipment has been inspected and tested by Lessee and is in good and satisfactory operating order and the Equipment is therefore irrevocably accepted by Lessee for all purposes under the Equipment Lease Agreement.

2. Lessee unconditionally accepts the Equipment and acknowledges that it has not been accepted on a "trial" basis.

3. Lessee has read and agrees to all terms and conditions of the Lease, including all attachments and addendums thereto, if any. As more particularly stated in the Lease, Lessee understands that the Equipment is leased to Lessee "as is"; that Lessor disclaims all warranties, express and implied; that Lessor is not responsible for installation, service, training or repairs; that the Lease cannot be cancelled for any reason, and that Lessee's obligation to make the lease payments and perform its other obligations under the Lease are absolute, unconditional, independent and not subject to any counterclaim, setoff or defense. This paragraph shall not be construed to alter or limit the terms and conditions of the Lease.

We now request that you sign the lease and pay the equipment vendor. We understand the importance of this certification to you prior to paying the vendor, and we understand we will be precluded from denying the trust of this certification in the future.



X /s/ Harvey Katz
 ------------------------------------
 Lessee Authorized Signature


 International Foam Solutions, Inc.

 /s/ Harvey Katz CEO
 ------------------------------------
Print Name and Title

   3/23/98
 ------------------------------------
Date



================================================================================

Prior to actual starting of your Lease, we will contact you to verify that your equipment is in acceptable working order.

Should you wish to authorize someone else in your office to do this, please complete and sign the section below.

Otherwise, we will assume that we must speak directly to you for this purpose.


================================================================================


I, Harvey Katz, authorize Harvey Katz or Claudia Iovino who holds the position of CEO or President, to conduct a telephone audit in my absence with the Leasing Company. I authorize him/her to accept the equipment with regards to Lease # 980307 and to agree to release funds to the vendor.


X /s/ Harvey Katz
 -------------------------------
 Lessee Authorized Signature


 International Foam Solutions, Inc.

 /s/ Harvey Katz CEO
 ------------------------------------
Print Name and Title

   3/23/98
 ------------------------------------
Date

                        AUTHORIZATION TO CHARGE ACCOUNT



TERMS:

Premises
         The authorization to charge our account at our bank shall be the same as if we had personally signed a check to Commercial Money Center, Inc. or its assigns. This authorization shall remain in effect until we notify Commercial Money Center, Inc. and our bank in writing that we wish to end this agreement and Commercial Money Center, Inc. or our bank has sent us ten (10) days written notice that they will end this agreement.

         A record of our payment will be included in our bank statement and will serve as our receipt. In the event of an error, we have the right to reverse any transfer. However, we must notify our bank within 15 days of the date of our bank statement or within 45 days after the transfer was made.


         We understand and agree that our bank is not responsible for an error in the amount of any transferred payment. In the event of such an error, we will reconcile directly with Commercial Money Center, Inc.

         IMPORTANT INFORMATION ON YOUR PRE-AUTHORIZED LEASE PAYMENT
                                  A MUST READ!!

IN THE EVENT A PAYMENT DEBIT IS NOT HONORED BY YOUR BANK FOR INSUFFICIENT FUNDS, ACCOUNT CLOSED, STOP PAYMENT OR ANY OTHER REASON, AND COMMERCIAL MONEY CENTER, INC. HAS NOT BEEN NOTIFIED, AS AGREED, AN AUTOMATIC SERVICE CHARGE OF $10.00 WILL BE ASSESSED AND BILLED TO YOU.

I hereby authorize our bank to charge our account each month and to pay Commercial Money Center, Inc. or its assigns the amount shown below. I have read, understand and agree with the terms on this form.

          Monthly Payments: $3,354.00 + 201.24 = 3,555.24 due on the 1st day of
                            each month.

LESSEE: International Foam Solutions, Inc.


Bank Name:   First Union                          By:  /s/ Harvey Katz

Address:     Atlantic & Military                  Title: CEO

City, State: Delray Beach                         Date:  3/23/98

             Account No. 2090001287966

             ABA Routing No. 067006432

                           CERTIFICATE OF INCUMBENCY
                                (If Corporation)


I, Harvey Katz (Name) as SECRETARY (Title) OF INTERNATIONAL FOAM SOLUTIONS, INC. (Lessee), hereby certify that the following Officer(s) of this Corporation on the date hereof and at all times since ____________, 19____ is (are) authorized and directed to negotiate, execute and deliver on behalf of the Corporation all Lease Agreements and related documents with COMMERCIAL MONEY CENTER, INC. ("Lessor") whereby this Corporation will lease from time to time various items of property to be used in the operation in the business of the Corporation on terms and conditions which shall be determined by said Officer(s) to be advisable and in the best interests of this Corporation, and that the execution of such Lease Agreements by said Officer(s) shall be conclusive evidence of their approval(s) thereof and that the signature(s) set forth opposite the name(s) of the Officer(s) below is (are) the genuine signature(s) of said persons(s).


Section 1

--------------------------------------------------------------------------------

Harvey Katz               CEO                  /s/ Harvey Katz
-----------------------   -------------------  ---------------------------------
(TYPE NAME)               (TITLE)              (SPECIMEN AUTHORIZED SIGNATURE)


Claudia Iovino            President            /s/ Claudia Iovino
-----------------------   -------------------  ---------------------------------
(TYPE NAME)               (TITLE)              (SPECIMEN AUTHORIZED SIGNATURE)


Section 2 (specimen signatures of Secretary of Corporation and the person authorized to sign these documents)

--------------------------------------------------------------------------------

IN WITNESS WHEREOF, I have affixed my name as SECRETARY (Title) of said Corporation and have caused the Corporate Seal of said Corporation to be hereunder affixed.

(SEAL)                                    INTERNATIONAL FOAM SOLUTIONS, INC.
                                          (Lessee)

                                          By /s/ Harvey Katz
                                            -----------------------------------
                                            Title: SECRETARY
                                            Date: 3-23-98

This document must be signed by the Secretary of the Corporation. If authorized signer is also the Secretary, please include Articles of Incorporation.

Section 3

                     REQUEST FOR CERTIFICATE OF INSURANCE

See Attached Exhibit "A" for Equipment List

To:     Insurance Agent: Ron Daddao                    Phone: 561-395-1435
        Address:   2100 N. Dixie Hwy.                  Fax:  561-395-4755
        City:      Boca Raton                          State: FL   ZIP: 33431
        Insurance Co.: M F Hawly                       Policy #:
        Lessee:    International Foam Solutions, Inc.

We have entered into a lease agreement for the above listed equipment with a value of $100,000.00

This is a net lease and we are responsible for the insurance cost. Please see that we have immediate coverage and notify below parties at once, in the form of a copy of the insurance policy or a certificate of insurance. If the latter is sent please include herein the standard ten-day notice of cancellation clause.

LOSS PAYEE ENDORSEMENT:

Lessor: Commercial Money Center, Inc. and or their Assigns  (760) 749-0383
        27092 Banbury Drive                                 (760) 749-5935 (fax)
        Valley Center, CA 92082

Lessor must be named as additional insured under a certificate of insurance so indicating and further acknowledging that said policy may not be canceled for a period of 30 days following written notice by insurance carrier.

PHYSICAL DAMAGE: Insurance is to be provided for fire, extended coverage, vandalism and malicious mischief for the full value of the equipment.

LIABILITY: Coverage should be written with minimum limits of $100,000/$300,000 of BODILY INJURY and $50,000 property damage.

                                        By: /s/ Harvey Katz
                                           --------------------
                                           Lessee

                                       Date: 3-23-98

PLEASE NOTE: Unless the requested Certificate of Insurance is received within 10 days, Lessor will be forced to acquire coverage through their carrier and bill the Lessee for the premium.

10% PURCHASE OPTION/FMV




Lease #980307 between COMMERCIAL MONEY CENTERS, INC., Lessor and International Foam Solutions, Inc. Lessee. Provided the Lease has not terminated early, Lessee shall have the following option at the end of the original term.

BUY: Purchase the Equipment for 10% (10,000.00) of Lessors cost of the equipment or the Fair Market Value, whichever is greater.

         This amount payable in a single sum immediately upon expiration of the lease.


              OR


RENEW:  Renew the lease contract.

COMMERCIAL MONEY CENTERS, INC.            International Foam Solutions, Inc.
------------------------------            ---------------------------------
Lessor                                     Lessee


                                           /s/
------------------------------            ---------------------------------
Authorized Representative

                                           /s/
------------------------------            ---------------------------------
Title                                      Title


                                                 3-23-98
------------------------------            ---------------------------------
Date                                       Date


                    NOTE: SIGNATURE MUST BE SAME AS ON LEASE

                                   ADDENDUM A
                                                                      PG. 1 of 2

This Addendum is made part of that certain Lease Agreement No. 980307 dated March 23, 1998 between International Foam Solutions, Inc. as Lessee ("Lessee") and Commercial Money Center as Lessor (the "Lease Agreement").

     To secure the prompt payment, performance and observance in full of all of Lessee's obligations under and pursuant to the Lease Agreement and the schedules thereto. Lessee hereby pledges, transfers, sets over and assigns to Lessor, its successors and assigns, and grants to Lessor a first priority and continuing general security interest in, and a lien upon and a right of setoff against (a) all of Lessee's accounts, accounts receivables, contract rights, instruments, documents, notes, chattel paper, other forms of obligations, and general intangibles, arising from the use, from time to time, by Lessee or by third parties under an employment or service contract with Lessee, of any item of equipment which is the subject matter of the Lease Agreement or otherwise arising in connection with any item of equipment, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to Lessor or not (hereinafter the "Receivables"), (b) all guaranties, mortgages on real or personal property, agreements or other property relating to any of the Receivable or acquired for the purpose of securing and enforcing any of such Receivables, (c) all books, records, ledger cards, computer tapes, disks and software relating thereto, and other property and general intangibles at any time evidencing or relating to Receivables ("Records") and (d) all proceeds of any of the foregoing in whatever form, including, without limitation, any claims against third parties related to the foregoing (hereafter all of the foregoing referred to collectively as "Collateral"). Records reflecting the Receivables shall, until delivered to or removed by Lessor, be kept by Lessee in trust for Lessor, and without cost to Lessor, in appropriate containers in safe places. Each confirmatory assignment, schedule or other form of assignment at any time executed by Lessee shall be deemed to include the foregoing whether or not the same appears therein.

     Lessee will, at such intervals as Lessor may from time to time require, provide Lessor with confirmatory assignment schedules of outstanding Receivables, copies of all document evidencing any Receivable, and such further lists and/or information as Lessor may reasonably require including monthly accounts receivable aging reports. The items to be provided under this paragraph are to be in form satisfactory to lessor and are executed and delivered to Lessor for its convenience in maintaining records of the Collateral. Lessee's failure to give any of such items to Lessor or otherwise comply with the provisions hereof shall not affect, terminate, modify or otherwise limit Lessor's lien or security interest in the Collateral.

     In connection with the foregoing, Lessee hereby irrevocably constitutes and appoints Lessor and any agent and designee (collectively and individually "Agent") as its true and lawful agent and attorney in fact, coupled with an interest with the power to do any or all of the following: 1. At Agent's sole discretion, Agent may require Lessee to direct all accounts receivable, including all of Lessee's accounts, contract rights, instruments, documents, notes chattel paper, other forms of obligations and general intangibles of Lessee to a Lock Box Account to be established at Lessee's primary bank. Such account will inure to the benefit of Lessor and Lessee. Any proceeds of this Lock Box Account, of which Lessor is not then entitled to, under the terms of the Lease Agreement, shall then be available to Lessee; 2. To endorse any and all checks, drafts or items payable to bearer or to the order of Lessee, and to receive, and use the proceeds thereof;

                                    ADDENDUM A                        PG. 2 OF 2

3. To enter into, execute, or deliver all instructions, agreements, contracts, documents, receipts and other instruments necessary or convenient in the exercise of the foregoing power; 4. To delegate any or all of the powers contained herein to one or more sub-attorneys and to revoke all or part of this delegation while as Lessee could have taken but for this Agreement. All acts of Agent are hereby ratified and approved and Agent shall not be liable for any acts of omission or commission, nor for any error of judgement or mistake of law or fact. The powers of Agent granted herein shall commence in full as of the date hereof and shall remain in effect until all obligations of Lessee to Agent, under the Contract or under any other agreement, now existing or executed hereafter, between Agent and Lessee have been discharged by performance.

     Lessee agrees that any and all payments due by Lessee to Lessor will be made and all other monthly obligations under the Lease Agreement met before any cash distribution, compensation including salaries, commissions, bonus, fees, dividends and earnings and income generated or other payments are made to the investors and or principals of Lessee. To the extent such payments are not made in accordance with the foregoing and to the extent that insufficient funds are available to pay amounts owed to Lessor for any schedule under the Lease Agreement, the entire Lease Agreement and all schedules thereunder will be deemed in default pursuant to Section 11 of the Lease Agreement and such delinquent payments will be subject to a late charge of 5% of the amount of such payment, or such other lesser sum as permitted by applicable law, for each month or part thereof for which said payments will be delinquent."

     The powers and authorities granted herein shall not be affected, impaired or exhausted by any non-exercise thereof or by any one or more exercises thereof.

     No person relying upon this Power of Attorney shall be required to see to the application and disposition of any moneys, or other property paid to or delivered to the Agent pursuant to the provisions hereof.

     Reproductions of this executed original (with reproduced signatures and a certificate of acknowledgement signed by Agent) shall be deemed to be original counterparts of this Power of Attorney.

     Agent agrees that it will not exercise its powers as agent unless Lessee is in default of the Contract, this agreement or any other agreement, between Lessee and Lessor, whether now existing or entered into hereafter.

     Lessee agrees it is liable for all costs and expenses, including without limitation attorney's fees and court costs, incurred by Lessor, either as assignee or as Agent, in enforcing its rights under this agreement.

IN WITNESS WHEREOF, the parties have hereunto placed their hand and seal the day written above.

Accepted and Agreed to:                      Accepted and Agreed to:

Commercial Money Center, Inc.                International Foam Solutions, Inc.
--------------------------------             ----------------------------------
(Lessor)                                     (Lessee)



By:                                          By:  /s/ HARVEY KATZ
   -----------------------------                -------------------------------
                                                  Harvey Katz
--------------------------------             ----------------------------------
    (Please Print Name)                             (Please Print Name)


Title:                                       Title:   CEO
      --------------------------                   ----------------------------

Date:                                        Date:     3-23-98
      --------------------------                   ----------------------------

                                 BILL OF SALE

PURCHASER: COMMERCIAL MONEY CENTERS, INC.
SELLER: International Foam Solutions, Inc.



                            AGREEMENT NUMBER 980307




Seller, in consideration for sums paid to Seller by Purchaser, hereby sells, transfers, and assigns to the Purchaser all of its right, title, and interest (legal or equitable) in and to all the property ("Property") described in the Agreement between Seller and Purchaser identified by the Agreement Number specified above.

The Property is sold with the absence of liens, claims, or other encumbrances by, through, or under Seller.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date specified below:




LESSEE: International Foam Solutions, Inc.


----------------------------------------
BY: SELLER AUTHORIZED SIGNATURE

TITLE:           CEO
      ----------------------------------

DATE EXECUTED: 3-23-98
              --------------------------

                                  EXHIBIT "A"


QUANTITY             PRODUCT DESCRIPTION
-----------------------------------------------------------------------
   1                 Forklift
   1                 Emptying Equip. Sys. To handle removing drums from pallet, emptying polygel bags, slitting bags and placing on the
                     conveyor
   1                 Storage Rack and shelving sys.
   1                 Sys. To move polygel to dissolution tank
   1                 600g stainless steel tank w/heaters & immersible shredder &
                     dissolver, screen basket filter to remove bag pieces &
                     large contaminants & a paddle stirring apparatus to
                     complete dissolution of the polygel, also included is an
                     opening, filling and closing sequencer
   1                 Pump & filtering Sys., stainless steel heat jacketed
                     variable screw drive pos. displacement pump & a comb
                     double/quadruple stainless steel filter apparatus
   1                 Manifold Distribution Sys. Combo spinaratta/ribbon forming apparatus for shaping the hot polygel for the alcohol
                     extraction of the polysolv solvent
   1                 Alcohol Extraction Tank Sys. includes two stainless steel
                     heated counterflow tanks, a 2500 gal polysolv/alcohol
                     recovery storage tank and three 500 gal tanks for storage
                     of reclaimed polysolv and alcohol
   1                 Double Conveyor system semi-immersed in alcohol extraction tanks for transport to infra-red drying sys.
   1                 Solvent Recovery System separation & reclamation of the
                     polysolv/alcohol blend to its constituents for reuse in the process by vacuum &/ heat distillation
   1                 Drying Sys. Conveyorized infrared drying table for the
                     removal of residual solvent, sys. is safety vented and
                     enclosed
   1                 Cut-off Saw
   1                 Cleated Belt Conveyor
   1                 Granulator System
   1                 Cyclone Filter/Filter System
   1                 Gaylord Handling System
   1                 System Accessories
   1                 CO2 fire extinguishing system for process line from drum
                     empty to cut off saw
   1                 Overhead water sprinkler sys. for entire line

This Exhibit "A" is attached to and a part of Commercial Money Center, Inc., lease number 980307 and constitute a true accurate description of the equipment.

LESSEE: International Foam Solutions, Inc.

Signature: /s/
          --------------------------------


Date:               3/23/98
     -------------------------------------

                               STATE OF FLORIDA              1423738-41-1
UNIFORM COMMERCIAL CODE       FINANCING STATEMENT        FORM UCC-1 (REV. 1993)
The Financing Statement is presented to a filing officer for filing pursuant to the Uniform Commercial Code: 92316 Commercial

----------------------------------------------------------------------------------------------------------------------------------
1.  Lessee (Last Name First if an Individual)                                        1a. Date of Birth or FE#
    International Foam Solutions, Incorporated
----------------------------------------------------------------------------------------------------------------------------------
1b. Mailing Address                                     1c. City, State                                      1d. Zip Code
430 Congress Dr. 50-E                                   Del Ray Beach, FL                                    33445
----------------------------------------------------------------------------------------------------------------------------------
2.  Additional Lessee or Trade Name (Last Name First if an Individual)               2a. Date of Birth or FE#

----------------------------------------------------------------------------------------------------------------------------------
2b. Mailing Address                                     2c. City, State                                      2d. Zip Code

----------------------------------------------------------------------------------------------------------------------------------
3.  Lessor (Last Name First if an Individual)
Commercial Money Center, Inc.
----------------------------------------------------------------------------------------------------------------------------------
3a. Mailing Address                                     3b. City, State                                      3c. Zip Code
5648 South Mojave Road                                  Las Vegas, NV                                        89120
----------------------------------------------------------------------------------------------------------------------------------
4.  Assignee of Lessor (Last Name First if an Individual)

----------------------------------------------------------------------------------------------------------------------------------
4a. Mailing Address                                     4b. City, State                                      4c. Zip Code

----------------------------------------------------------------------------------------------------------------------------------
5.  This Financing Statement covers the following types or items of property [Include description of real property on which located and owner of record when required. If more space is required, attach additional sheet(s)]
See Attached Exhibit A




                                                                                                        980000108939-4
                                                                                                      -05/18/98-01088-006
                                                                                                          *****28.00



----------------------------------------------------------------------------------------------------------------------------------
6.  Check only if Applicable:      [ ] Products of collateral      [x] Proceeds of collateral      [ ] xxxx is transmitting
                                       are also covered.               are also covered.               utility.

----------------------------------------------------------------------------------------------------------------------------------
7.  Check appropriate box:         [ ] All documentary stamp taxes due and payable or to become due and payable pursuant to
    (One box must be marked)          a.201.22.F.S. have been paid.
                                   [x] Florida Documentary Stamp Tax is not required.
----------------------------------------------------------------------------------------------------------------------------------
8.  In accordance with s.678.402(2), F.S., this statement is filed       9. Number of additional sheets presented: 1
    without the Lessee's signature to perfect a security interest
    in collateral:                                                     -----------------------------------------------------------
[ ] already subject to a security interest in another jurisdiction                 This Space for Use of Filing Officer
    when it was brought into this state or lessee's location
    changed to this state.
[ ] which is the proceeds of the original collateral described above in which a security interest was perfected.
[ ] as to which the filing has lapsed. Date filed__________________
    and previous UCC-1 file number_________________________________
[ ] acquired after a change of name, identity, or corporate
    structure of the lessee.
---------------------------------------------------------------------                          FILED
10. Signature(s) of Lessee(s)                                                          MAY 18, 1998 08:00 AM
International Foam Solutions, Incorporated                                               SECRETARY OF STATE
                                                                                        TALLAHASSEE, FLORIDA
ATTORNEY-IN-FACT - /s/ PBS                                                                980000108939   MT
---------------------------------------------------------------------
11. Signature(s) of Lessor or if Assigned, by Assignee(s)
Commercial Money Center, Inc.

ATTORNEY-IN-FACT
---------------------------------------------------------------------
12. Return Copy to:
Name               Data Filing Services
Address            P.O. Box 275
Address
City, State, Zip   Van Nuys        CA     91408-0275
----------------------------------------------------------------------------------------------------------------------------------
FILING OFFICER COPY   Prepared with UCC xxxx for Windows Data File Services, Inc.,  P.O. Box 215, Van Nuys, CA, 91408-0275
                                                                                                       Tel (419) 909-2200